Exhibit 99.1

HERSHEY ANNOUNCES SECOND QUARTER RESULTS;
UPDATES OUTLOOK FOR 2013
● Net sales increase 6.7% driven by volume
● Earnings per share-diluted of $0.70 as reported and $0.72 adjusted
● Net sales and earnings per share-diluted for 2013 updated:
- Full-year net sales growth expected to increase about 7%
- Reported earnings per share-diluted expected to be $3.60 to $3.65
- Adjusted earnings per share-diluted increased, expected to be up around 14%
   and be in the $3.68 to $3.71 range
● Quarterly dividend declared on Common Stock and increased 15.5%
HERSHEY, Pa., July 25, 2013 — The Hershey Company (NYSE: HSY) today announced sales and earnings for the second quarter ended June 30, 2013. Consolidated net sales were $1,508,514,000 compared with $1,414,444,000 for the second quarter of 2012. Reported net income for the second quarter of 2013 was $159,504,000 or $0.70 per share-diluted, compared with $135,685,000 or $0.59 per share-diluted for the comparable period of 2012.

“We delivered another quarter of strong sales and earnings growth driven by solid core brand and new product performance,” said John P. Bilbrey, President and Chief Executive Officer, The Hershey Company. “Our intellectual capital and Insights Driven Performance program initiatives continue to provide us with a competitive advantage in the marketplace. The marketing and sales teams are working collaboratively against the same goal of winning in the marketplace. This has resulted in solid in-store execution related to core brand merchandising and programming as well as new product distribution. Combined with supply chain efficiencies, we have the financial flexibility to invest in our greatest opportunities to drive global growth and deliver on our objectives.”

As described in the Note below, for the second quarter of 2013, these results, prepared in accordance with U.S. generally accepted accounting principles (GAAP), included net pre-tax charges of $6.6 million or $0.02 per share-diluted. These charges included $3.6 million or $0.01 per share-diluted related to the Project Next Century program, non-service-related pension expense (NSRPE) of $2.8 million or $0.01 per share-diluted, and acquisition and integration costs of $0.2 million. Reported gross margin of 47.6 percent increased 390 basis points versus last year, while reported income before interest and income taxes (EBIT) increased 21.0 percent, generating EBIT margin of 17.8 percent, an increase of 210 basis points versus 2012. For the second quarter of 2012, results included Project Next Century pre-tax charges of $19.0 million or $0.05 per share-diluted, acquisition and integration costs of $1.3 million or $0.01 per share-diluted as well as NSRPE of $4.5 million or $0.01 per share-diluted. Adjusted net income, which excludes these net charges, was $163,607,000 or $0.72 per share-diluted in the second quarter of 2013, compared with $151,493,000 or $0.66 per share-diluted in the second quarter of 2012, an increase of 9.1 percent in adjusted earnings per share-diluted.

For the first six months of 2013, consolidated net sales were $3,335,940,000 compared with $3,146,508,000 for the first six months of 2012. Reported net income for the first six months of 2013 was $401,410,000 or $1.77 per share-diluted compared with $334,336,000 or $1.46 per share-diluted, for the first six months of 2012.

As described in the Note, for the first six months of 2013 and 2012, these results, prepared in accordance with GAAP, included net pre-tax charges of $17.2 million and $58.5 million or $0.04 and $0.16 per share-diluted, respectively. Charges associated with the Project Next Century program for the first six months in 2013 and 2012 were $10.6 million and $42.6 million or $0.03 and $0.12 per share-diluted, respectively. NSRPE for the first six months in 2013 and 2012 were $5.6 million and $8.7 million or $0.01 and $0.02 per share-diluted, respectively. Additionally, for the first six months in 2013, acquisition and integration costs were $1.0 million and in 2012, $7.2 million or $0.02 per share-diluted, respectively. As described in the Note, adjusted net income for the first six months of 2013, which excludes these net charges, was $412,075,000 or $1.81 per share-diluted, compared with $371,403,000 or $1.62 per share-diluted in 2012, an increase of 11.7 percent in adjusted earnings per share-diluted.

For the full year 2013, the Company expects reported earnings per share-diluted of $3.60 to $3.65. This projection, prepared in accordance with GAAP, assumes business realignment charges and NSRPE costs of $0.06 to $0.08 per share-diluted. Charges associated with the Project Next Century program are expected to be $0.03 to $0.05 per share-diluted, while NSRPE is expected to be $0.03 per share-diluted. Despite the impact of these charges in 2013, reported gross margin is expected to increase 300 to 310 basis points.

Additionally, the Board of Directors of The Hershey Company declared a quarterly dividend of $0.485 on the Common Stock, an increase of $0.065 per share, and a dividend of $0.435 on the Class B Common Stock, an increase of $0.055 per share. The dividends are payable September 13, 2013, to stockholders of record as of August 23, 2013.

Second Quarter Performance
Hershey's second-quarter net sales increased 6.7 percent, slightly greater than forecast. Volume was a 6.6 point benefit in the quarter, driven by core brand growth and new products in U.S. and key international markets, including a contribution of approximately 1 point from Brookside distribution gains and on track repeat purchases. Foreign currency exchange rates was a 0.1 point benefit.

Hershey's U.S. candy, mint and gum (CMG) retail takeaway for the 24 weeks ended June 15, 2013, which along with the comparable period in 2012 encompasses each year's entire Easter season results, was up 6.8 percent in the expanded all outlet combined plus convenience store channels (xAOC+C-store), which accounts for approximately 90 percent of the Company's U.S. retail business. U.S. market share was up in every channel resulting in a market share gain of 1.4 points. This performance reflects solid market share gains across many core brands including Hershey's, Reese's, Kit Kat and Ice Breakers as well as Brookside.

Second-quarter adjusted gross margin increased 290 basis points driven by lower commodity costs, supply chain productivity and cost savings initiatives, and favorable sales mix as well as fixed cost absorption from volume gains. Selling, marketing and administrative (SM&A) expenses, excluding advertising, increased about 12 percent in the second quarter, relatively in line with the Company's forecast. Advertising expense increased 22 percent versus the year ago period supporting core brands and new product launches in both the U.S. and international markets. As a result, adjusted EBIT increased 11.5 percent generating adjusted EBIT margin of 18.3 percent, an 80 basis point increase versus last year. Additionally, as previously communicated, the tax rate in the second quarter of 35.7 percent was greater than the year ago period. We continue to expect the full-year tax rate to be about 35 percent.

Outlook
The Company expects full-year net sales to increase about 7 percent, including the impact of foreign currency exchange rates. Net sales will be driven by core brand volume growth, Brookside distribution gains and repeat purchases as well as innovation such as Kit Kat Minis, Twizzlers Bites and Jolly Rancher Bites products in the U.S., Hershey's Mais candy in Brazil, and the fourth-quarter launch of Hershey's Kisses Deluxe and Hershey's Drops chocolates in China.

Given year-to-date results, greater fixed cost volume absorption and overall input cost deflation, the Company now expects 2013 full-year adjusted gross margin expansion of 220 to 230 basis points. The annual increase in advertising expense remains the same and is expected to be up about 20 percent versus last year. For the full year, SM&A expenses, excluding advertising, are expected to increase at a rate greater than net sales growth. These investments will build on the marketing, selling and go-to-market capabilities established over the last few years. As a result, the Company anticipates 2013 adjusted earnings per share-diluted growth of around 14 percent versus a previous estimate of a 12 percent increase.

“As we enter the third quarter, we’re well-positioned to gain market share for the year in the geographies where our resources are focused," added Bilbrey. "We’re on track to deliver another record year of solid net sales growth and a double-digit percentage increase in earnings per share-diluted. We have marketplace momentum in all segments of our U.S. business – chocolate, non-chocolate, mints and gum – and have visibility into our innovation pipeline and key line items within the income statement. The earnings growth, as well as the Company's continued focus on working capital, enables us to generate strong operating cash flow. Therefore, I’m pleased to announce an increase to our quarterly dividend,” Bilbrey concluded.

Note: In this release, Hershey references income measures that are not in accordance with U.S. generally accepted accounting principles (GAAP) because they exclude business realignment and impairment charges, business acquisition closing and integration costs and non-service-related pension costs (NSRPE). These non-GAAP financial measures are used in evaluating results of operations for internal purposes. These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Company believes exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. A reconciliation is provided below of earnings per share-diluted in accordance with GAAP as presented in the Consolidated Statements of Income to non-GAAP financial measures, which exclude business realignment and impairment charges, NSRPE and acquisition closing and integration costs.

	Second Quarter Ended
	June 30, 2013		July 1, 2012
In thousands except per share amounts	Dollars	Percent of Net Sales	Dollars	Percent of Net Sales
Gross Profit/Gross Margin	$718,574	47.6%	$618,521	43.7%
Project Next Century charges included in cost of sales	20		13,429
NSRPE included in cost of sales	1,323		2,443
Acquisition costs (credits) included in cost of sales	5		(166)
Adjusted non-GAAP Gross Profit/Gross Margin	$719,922	47.7%	$634,227	44.8%

EBIT/EBIT Margin	$268,917	17.8%	$222,271	15.7%
Charges included in cost of sales	1,348		15,706
Project Next Century charges included in SM&A	11		738
NSRPE included in SM&A	1,464		2,087
Acquisition costs included in SM&A	212		1,481
Business Realignment & Impairment charges, net	3,587		4,845
Adjusted non-GAAP EBIT/EBIT Margin	$275,539	18.3%	$247,128	17.5%

Net Income/Net Margin	$159,504	10.6%	$135,685	9.6%
Charges included in cost of sales	1,348		15,706
Charges included in SM&A	1,687		4,306
Business Realignment & Impairment charges, net	3,587		4,845
Tax impact of net charges	(2,519)		(9,049)
Adjusted non-GAAP Net Income/Net Margin	$163,607	10.8%	$151,493	10.7%

EPS - Diluted	$0.70		$0.59
Charges included in cost of sales	—		0.05
Charges included in SM&A	0.01		0.01
Business Realignment & Impairment charges, net	0.01		0.01
Adjusted non-GAAP EPS - Diluted	$0.72		$0.66

	Six Months Ended
	June 30, 2013		July 1, 2012
In thousands except per share amounts	Dollars	Percent of Net Sales	Dollars	Percent of Net Sales
Gross Profit/Gross Margin	$1,567,911	47.0%	$1,361,917	43.3%
Project Next Century charges included in cost of sales	147		32,883
NSRPE included in cost of sales	2,680		4,619
Acquisition costs included in cost of sales	258		422
Adjusted non-GAAP Gross Profit/Gross Margin	$1,570,996	47.1%	$1,399,841	44.5%

EBIT/EBIT Margin	$660,734	19.8%	$556,801	17.7%
Charges included in cost of sales	3,085		37,924
Project Next Century charges included in SM&A	17		1,551
NSRPE included in SM&A	2,955		4,062
Acquisition costs included in SM&A	705		6,812
Business Realignment & Impairment charges, net	10,438		8,149
Adjusted non-GAAP EBIT/EBIT Margin	$677,934	20.3%	$615,299	19.6%

Net Income/Net Margin	$401,410	12.0%	$334,336	10.6%
Charges included in cost of sales	3,085		37,924
Charges included in SM&A	3,677		12,425
Business Realignment & Impairment charges, net	10,438		8,149
Tax impact of charges	(6,535)		(21,431)
Adjusted non-GAAP Net Income/Net Margin	$412,075	12.4%	$371,403	11.8%

EPS-Diluted	$1.77		$1.46
Charges included in cost of sales	—		0.10
Charges included in SM&A	0.01		0.04
Business Realignment & Impairment charges, net	0.03		0.02
Adjusted non-GAAP EPS-Diluted	$1.81		$1.62

In 2012, the Company recorded GAAP charges of $76.3 million, or $0.22 per share-diluted, attributable to the Project Next Century program and $20.6 million, or $0.06 per share-diluted, of NSRPE. Additionally, 2012 results were impacted by acquisition closing and integration costs related to the Brookside acquisition of $13.4 million, or $0.04 per share-diluted and non-cash impairment charges of $7.5 million, or $0.03 per share-diluted, related to the discontinuance of the Tri-US, Inc. nutritional beverages business. In 2013, the Company expects to record total GAAP charges of about $10 million to $15 million, or $0.03 to $0.05 per share-diluted, attributable to Project Next Century and $11.3 million, or $0.03 per share-diluted, of NSRPE.
Below is a reconciliation of earnings per share-diluted in accordance with GAAP to non-GAAP adjusted earnings per share-diluted and projected adjusted earnings per share-diluted for 2013:

	2012	2013 (Projected)
Reported EPS-Diluted	$2.89	$3.60 - $3.65
Acquisition closing & integration charges	0.04	—
Total Business Realignment and Impairment Charges	0.25	0.03 - 0.05
NSRPE	0.06	0.03
Adjusted EPS-Diluted	$3.24	$3.68 - $3.71

				Appendix I
The Hershey Company
Project Next Century
Expected Timing of Costs and Savings ($m)

	2013			2014
Realignment Charges:
Cash	$10	to	$15	~	$5
Non-Cash	—		—	—		—

Project Management and Start-up Costs	—		—	—		—

Total Project Next Century Realignment Charges & Costs	$10	to	$15	~	$5

Project Next Century Cap-Ex	$15	to	$20	—		—

Project Next Century projected savings:
Annual	$25	to	$30	$5	to	$10
Cumulative	$60	to	$70	$65	to	$80

Safe Harbor Statement
This release contains statements that are forward-looking. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the Company's securities. Factors that could cause results to differ materially include, but are not limited to: issues or concerns related to the quality and safety of our products, ingredients or packaging; changes in raw material and other costs; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; disruption to our supply chain; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure; the impact of future developments related to the investigation by government regulators of alleged pricing practices by members of the confectionery industry and civil antitrust lawsuits in the United States; pension costs or funding requirements that could increase at a higher than anticipated rate; and such other matters as discussed in our Annual Report on Form 10-K for 2012. All information in this press release is as of July 25, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Live Webcast
As previously announced, the Company will hold a conference call with analysts today at 8:30 a.m. Eastern Time. The conference call will be webcast live via Hershey’s corporate website, www.thehersheycompany.com. Please go to the Investor Relations section of the website for further details.
# # #

Financial Contact:	Mark Pogharian	717-534-7556
Media Contact:	Jeff Beckman	717-534-8090

The Hershey Company
Summary of Consolidated Statements of Income
for the periods ended June 30, 2013 and July 1, 2012
(in thousands except per share amounts)

			Second Quarter		Six Months
			2013	2012	2013	2012

Net Sales			$1,508,514	$1,414,444	$3,335,940	$3,146,508

Costs and Expenses:
Cost of Sales			789,940	795,923	1,768,029	1,784,591
Selling, Marketing and Administrative			446,070	391,405	896,739	796,967
Business Realignment and Impairment Charges, net			3,587	4,845	10,438	8,149

Total Costs and Expenses			1,239,597	1,192,173	2,675,206	2,589,707

Income Before Interest and Income Taxes (EBIT)			268,917	222,271	660,734	556,801
Interest Expense, net			21,094	24,344	44,727	48,368

Income Before Income Taxes			247,823	197,927	616,007	508,433
Provision for Income Taxes			88,319	62,242	214,597	174,097

Net Income			$159,504	$135,685	$401,410	$334,336

Net Income Per Share	- Basic	- Common	$0.73	$0.62	$1.84	$1.52
	- Basic	- Class B	$0.66	$0.56	$1.67	$1.38
	- Diluted	- Common	$0.70	$0.59	$1.77	$1.46

Shares Outstanding	- Basic	- Common	163,295	165,021	163,537	164,810
	- Basic	- Class B	60,629	60,630	60,629	60,630
	- Diluted	- Common	226,840	228,853	227,274	228,752

Key Margins:
Gross Margin			47.6%	43.7%	47.0%	43.3%
EBIT Margin			17.8%	15.7%	19.8%	17.7%
Net Margin			10.6%	9.6%	12.0%	10.6%

The Hershey Company
Consolidated Balance Sheets
as of June 30, 2013 and December 31, 2012
(in thousands of dollars)

Assets	2013	2012
Cash and Cash Equivalents	$568,360	$728,272
Accounts Receivable - Trade (Net)	366,288	461,383
Deferred Income Taxes	102,762	122,224
Inventories	778,988	633,262
Prepaid Expenses and Other	182,489	168,344

Total Current Assets	1,998,887	2,113,485

Net Plant and Property	1,709,346	1,674,071
Goodwill	578,906	588,003
Other Intangibles	202,495	214,713
Deferred Income Taxes	30,925	12,448
Other Assets	176,309	152,119

Total Assets	$4,696,868	$4,754,839

Liabilities and Stockholders' Equity

Loans Payable	$102,397	$375,898
Accounts Payable	413,144	441,977
Accrued Liabilities	564,080	650,906
Taxes Payable	4,585	2,329

Total Current Liabilities	1,084,206	1,471,110

Long-Term Debt	1,794,493	1,530,967
Other Long-Term Liabilities	663,519	668,732
Deferred Income Taxes	32,923	35,657

Total Liabilities	3,575,141	3,706,466

Total Stockholders' Equity	1,121,727	1,048,373

Total Liabilities and Stockholders' Equity	$4,696,868	$4,754,839